GLOBAL MARINE INC.
                   CURRENT REPORT ON FORM 8-K
                    DATED NOVEMBER 23, 1999
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                       INDEX TO EXHIBITS



EXHIBIT

  99.1 Amendment to Shipbuilding Contract, dated 19 November 1999, between Global Marine International Drilling Corporation for and on behalf of Nelstar Leasing Company Limited, and Harland and Wolff Shipbuilding and Heavy Industries
       Limited.

  99.2 Amendment to Shipbuilding Contract, dated 19 November 1999, between Global Marine International Drilling Corporation for and on behalf of BMBF (NO.12) Limited, and Harland and Wolff Shipbuilding and Heavy Industries Limited.

  99.3 Agreement, dated 19 November 1999, between Fred. Olsen
       Energy ASA, Global Marine International Drilling
       Corporation for and on behalf of Nelstar Leasing Company
       Limited, and Global Marine International Drilling
       Corporation acting on its own behalf.

  99.4 Agreement, dated 19 November 1999, between Fred. Olsen
       Energy ASA, Global Marine International Drilling
       Corporation for and on behalf of BMBF (NO.12) Limited, and Global Marine International Drilling Corporation acting on its own behalf.

  99.5 Guarantee, dated 19 November 1999, by Global Marine Inc. in favor of Harland and Wolff Shipbuilding and Heavy
       Industries Limited, with respect to obligations of the owner of the GLOMAR C. R. LUIGS.

  99.6 Guarantee, dated 19 November 1999, by Global Marine Inc. in favor of Harland and Wolff Shipbuilding and Heavy
       Industries Limited, with respect to obligations of the owner of the GLOMAR JACK RYAN.